NEW YORK LIFE INVESTMENTS FUNDS
NEW YORK LIFE INVESTMENTS FUNDS TRUST
NYLIM VP FUNDS TRUST

(each a “Registrant” and collectively, the “Registrants”)

AMENDMENT TO AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Amendment to the Amended and Restated Subadvisory Agreement, is made as of the 1st day of May, 2026 between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and MacKay Shields LLC, a Delaware limited liability company (the “Subadvisor”).

WHEREAS, the Manager and the Subadvisor are parties to the Amended and Restated Subadvisory Agreement, dated January 1, 2018, as amended (“Agreement”); and

WHEREAS, the parties hereby wish to amend the Agreement to reflect the following: (i) changes to the Registrants’ names and the names of the funds and portfolios (each a “Series”) listed below; and (ii) a revised fee schedule for NYLIM VP MacKay U.S. Infrastructure Bond Portfolio.

Effective May 1, 2026:

Former Registrant Name	New Registrant Name
New York Life Investments VP Funds Trust	NYLIM VP Funds Trust

Former Series Name	New Series Name
NYLI VP Income Builder Portfolio	NYLIM VP Income Builder Portfolio
NYLI VP MacKay Convertible Portfolio	NYLIM VP MacKay Convertible Portfolio
NYLI VP MacKay High Yield Corporate Bond Portfolio	NYLIM VP MacKay High Yield Corporate Bond Portfolio
NYLI VP MacKay Strategic Bond Portfolio	NYLIM VP MacKay Strategic Bond Portfolio
NYLI VP MacKay U.S. Infrastructure Bond Portfolio	NYLIM VP MacKay U.S. Infrastructure Bond Portfolio

Effective August 28, 2026:

New Registrant Name	New Registrant Name
New York Life Investments Funds	NYLIM Funds
New York Life Investments Funds Trust	NYLIM Funds Trust

New Series Name	New Series Name
NYLI Income Builder Fund	NYLIM Income Builder Fund
NYLI MacKay Arizona Muni Fund	NYLIM MacKay Arizona Muni Fund
NYLI MacKay California Muni Fund	NYLIM MacKay California Muni Fund
NYLI MacKay Colorado Muni Fund	NYLIM MacKay Colorado Muni Fund
NYLI MacKay Convertible Fund	NYLIM MacKay Convertible Fund
NYLI MacKay High Yield Corporate Bond Fund	NYLIM MacKay High Yield Corporate Bond Fund
NYLI MacKay High Yield Muni Bond Fund	NYLIM MacKay High Yield Muni Bond Fund
NYLI MacKay New York Muni Fund	NYLIM MacKay New York Muni Fund
NYLI MacKay Oregon Muni Fund	NYLIM MacKay Oregon Muni Fund
NYLI MacKay Short Duration High Income Fund	NYLIM MacKay Short Duration High Income Fund
NYLI MacKay Short Term Muni Fund	NYLIM MacKay Short Term Muni Fund
NYLI MacKay Strategic Bond Fund	NYLIM MacKay Strategic Bond Fund
NYLI MacKay Strategic Muni Allocation Fund	NYLIM MacKay Strategic Muni Allocation Fund

NYLI MacKay Tax Free Bond Fund	NYLIM MacKay Tax Free Bond Fund
NYLI MacKay Total Return Bond Fund	NYLIM MacKay Total Return Bond Fund
NYLI MacKay Utah Muni Fund	NYLIM MacKay Utah Muni Fund
NYLI MacKay U.S. Infrastructure Bond Fund	NYLIM MacKay U.S. Infrastructure Bond Fund

NOW, THEREFORE, the parties agree as follows:

(i) The names of the Registrants and the names of each Series are changed as set forth above.

(ii) Effective May 1, 2026, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers and attested effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest: /s/Brian J. McGrady      By:/s/ Kirk C. Lehneis

Name: Brian J. McGrady     Name: Kirk C. Lehneis

Title: Director and Associate General Counsel   Title: Senior Managing Director

MACKAY SHIELDS LLC

Attest: /s/ Young Lee      By: /s/ Rene A. Bustamante

Name: Young Lee      Name: Rene A. Bustamante

Title: Senior Managing Director and    Title: Executive Managing Director and

 General Counsel      Chief Administrative Officer

SCHEDULE A

(As of May 1, 2026)

As compensation for services provided by Subadvisor, the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for all services rendered hereunder, at an annual subadvisory fee equal to the following:

SERIES	ANNUAL RATE ON ALLOCATED ASSETS
New York Life Investments Funds
NYLI Income Builder Fund (fixed-income sleeve)*	0.32% on assets up to $500 million; 0.30% on assets from $500 million to $1 billion; 0.2875% on assets from $1 billion to $5 billion; and 0.2825% on assets over $5 billion*
NYLI MacKay Convertible Fund*

0.30% on assets up to $500 million;
0.275% on assets from $500 million to $1 billion;
0.25% on assets from $1 billion to $2 billion;
0.245% on assets from $2 billion to $5 billion; and
0.24% on assets over $5 billion

NYLI MacKay High Yield Corporate Bond Fund

0.30% on assets up to $500 million;
0.275% on assets from $500 million to $5 billion;
0.2625% on assets from $5 billion to $7 billion;

0.25% on assets from $7 billion to $10 billion;
0.245% on assets from $10 billion to $15 billion; and
0.24% on assets over $15 billion

NYLI MacKay Strategic Bond Fund*	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets from $1 billion to $5 billion; and 0.2375% on assets over $5 billion
NYLI MacKay Tax Free Bond Fund*

0.225% on assets up to $500 million;
0.2125% on assets from $500 million to $1 billion; 0.20% on assets from $1 billion to $5 billion;
0.195% on assets from $5 billion to $7 billion;
0.19% on assets from $7 billion to $9 billion;
0.185% on assets from $9 billion to $11 billion; and
0.18% on assets over $11 billion

NYLI MacKay U.S. Infrastructure Bond Fund*	0.25% on assets up to $500 million; 0.2375% on assets from $500 million to $1 billion; 0.225% on assets from $1 billion to $3 billion; and 0.215% on assets over $3 billion
New York Life Investments Funds Trust
NYLI MacKay Arizona Muni Fund*	0.225% on all assets
NYLI MacKay California Muni Fund*	0.225% on assets up to $1 billion; 0.215% on assets from $1 billion to $3 billion; and 0.21% on assets over $3 billion

SERIES	ANNUAL RATE ON ALLOCATED ASSETS
NYLI MacKay Colorado Muni Fund*	0.225% on all assets
NYLI MacKay High Yield Muni Bond Fund*

0.275% on assets up to $1 billion;
0.27% on assets from $1 billion to $3 billion;
0.265% on assets from $3 billion to $5 billion;
0.26% on assets from $5 billion to $7 billion;
0.255% on assets from $7 billion to $9 billion;
0.25% on assets from $9 billion to $11 billion;
0.245% on assets from $11 billion to $13 billion; and

0.24% on assets over $13 billion

NYLI MacKay New York Muni Fund*	0.225% on assets up to $1 billion; 0.215% on assets from $1 billion to $3 billion; and 0.21% on assets over $3 billion
NYLI MacKay Oregon Muni Fund*	0.225% on all assets
NYLI MacKay Short Duration High Income Fund*	0.325% on assets up to $3 billion; and 0.32% on assets over $3 billion
NYLI MacKay Short Term Muni Fund*	0.175% on assets up to $1 billion; 0.165% on assets from $1 billion to $5 billion; and 0.16% on assets over $5 billion
NYLI MacKay Strategic Muni Allocation Fund*	0.20% on all assets
NYLI MacKay Total Return Bond Fund*	0.175% on all assets
NYLI MacKay Utah Muni Fund*	0.225% on all assets
NYLIM VP Funds Trust
NYLIM VP Income Builder Portfolio (investment sleeve)	0.285% on assets up to $1 billion; and 0.275% on assets over $1 billion
NYLIM VP MacKay Convertible Portfolio*

0.30% on assets up to $500 million;

0.275% on assets from $500 million to $1 billion;

0.25% on assets from $1 billion to $2 billion;

0.245% on assets from $2 billion to $5 billion; and

0.24% on assets over $5 billion

NYLIM VP MacKay High Yield Corporate Bond Portfolio*	0.285% on assets up to $1 billion; 0.275% on assets from $1 billion to $5 billion; and 0.2625% on assets over $5 billion
NYLIM VP MacKay Strategic Bond Portfolio*	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets from $1 billion to $5 billion; and 0.2375% on assets over $5 billion
NYLIM VP MacKay U.S. Infrastructure Bond Portfolio*	0.25% on assets up to $500 million; 0.2375% on assets from $500 million to $1 billion; 0.225% on assets from $1 billion to $3 billion; and 0.215% on assets over $3 billion

The portion of the fee based upon the average daily net assets of the respective Allocated Assets shall be accrued daily at the rate of l/(number of days in calendar year) of the annual rate applied to the daily net assets of the Allocated Assets. Payment will be made to the Subadvisor on a monthly basis.

* The Manager has agreed to waive a portion of the Series’ management fee or reimburse the expenses of the appropriate class of the Series’ so that the class total ordinary operating expenses do not exceed certain amounts. These waivers or expense limitations may be changed with Board approval. To the extent the Manager has agreed to waive its management fee or reimburse expenses, the Subadvisor, upon reasonable prior notice from the Manager, has voluntarily agreed to waive or reimburse its fee in proportion to the percentage of the total subadvisory fee that the Subadvisor earns.